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Contact: Deidre Blackwood
Arbitron Inc.
410-312-8523
Didi.Blackwood@arbitron.com

For Immediate Release

—Arbitron Updates its MRC Accreditation Status—

COLUMBIA, MD — January 11, 2010 – Arbitron Inc. (NYSE: ARB) today issued the following statement regarding the status of the Company’s application for accreditation by the Media Rating Council (MRC) of the monthly Average Quarter Hour (AQH) radio ratings data produced by the Arbitron Portable People Meter™ (PPM™) radio ratings service in 21 local markets.

Arbitron has been informed by the MRC that it has accredited the monthly AQH radio ratings data produced by the PPM service in the Minneapolis-St. Paul market – which joins Houston-Galveston and Riverside-San Bernardino as accredited markets for Arbitron’s PPM ratings service.

Additionally, Arbitron has been notified that the MRC will deny accreditation to PPM services in the following local markets: Atlanta, Baltimore, Boston, Chicago, Dallas, Denver, Detroit, Los Angeles, New York, Miami, Philadelphia, Phoenix, Pittsburgh, St. Louis, San Diego, Seattle, Tampa-St. Petersburg, and Washington, DC. Further, the MRC closed without action audits for two California markets (San Francisco and San Jose) and these two markets remain unaccredited. Arbitron will collaborate with the MRC to re-audit each of these markets in 2010.

The Company is encouraged by the accreditation of Minneapolis-St. Paul, which further validates our Radio First methodology. The Company understands the MRC’s need to close out old audits. Arbitron believes that across all of its PPM markets it has demonstrated significant progress and ongoing commitment to improvement requested by the MRC.

The Company continues to adhere to the MRC accreditation process, and looks forward to working together with the MRC on that process.

About Arbitron
Arbitron Inc. (NYSE: ARB) is a media and marketing research firm serving the media – radio, television, cable, online radio and out-of-home – as well as advertisers and advertising agencies. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The company has developed the Portable People Meter TM, a new technology for media and marketing research.

PPM ratings are based on audience estimates and are the opinion of Arbitron and should not be relied on for precise accuracy or precise representativeness of a demographic or radio market.

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Portable People MeterTM and PPMTM are marks of Arbitron Inc.

Arbitron Forward-Looking Statements

Statements in this release that are not strictly historical, including the statements regarding expectations for 2010 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, the current global economic recession and the upheaval in the credit markets and financial services industry, competition, our ability to develop and successfully market new products and technologies, our ability to successfully commercialize our Portable People MeterTM service, the growth rates and cyclicality of markets we serve, our ability to expand our business in new markets, our ability to successfully identify, consummate and integrate appropriate acquisitions, the impact of increased costs of data collection including a trend toward increasing incidence of cell phone-only households, litigation and other contingent liabilities including intellectual property matters, our compliance with applicable laws and regulations and changes in applicable laws and regulations, our ability to achieve projected efficiencies, cost reductions, sales growth and earnings, and international economic, political, legal and business factors. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2008 Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update any forward-looking statement.